Exhibit 2.6

Execution Version

FIRST AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER
This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of February 27, 2017 (this “Amendment”), is entered into by and among Delek US Holdings, Inc., a Delaware corporation (“Parent”), Delek Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“HoldCo”), Dione Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Parent Merger Sub”) and Astro Mergeco, Inc., a Delaware corporation and wholly owned subsidiary of HoldCo (“Astro Merger Sub” and, together with HoldCo and Parent Merger Sub, the “HoldCo Parties”), and Alon USA Energy, Inc., a Delaware corporation (the “Company”). Each of the HoldCo Parties and Parent may be referred to herein individually as a “Buyer Party” and collectively as the “Buyer Parties.” Each of HoldCo, Parent, the Company, Parent Merger Sub and Astro Merger Sub may be referred to herein individually as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, the Parties entered into that certain Agreement and Plan of Merger dated January 2, 2017 (the “Merger Agreement”);
WHEREAS, the Required Company Vote (as such term is defined in the Merger Agreement) has not yet been obtained, and the Parties desire to amend the Merger Agreement pursuant to Section 10.2 of the Merger Agreement and make such other related agreements as are described in this Amendment;
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the Parties agree as follows:
ARTICLE I
AMENDMENTS
1.1    Timing of HoldCo Certificate and HoldCo Bylaw Amendments. The final sentence of Section 2.1(a)(i) of the Merger Agreement is hereby amended to read as follows:

“Subject to the terms and conditions of this Agreement, and in accordance with the DGCL, HoldCo shall amend the HoldCo Certificate and the HoldCo Bylaws, as applicable, prior to or simultaneously with the Parent Merger to change HoldCo’s name, to be effective prior to or as of the Parent Effective Time, to “Delek US Holdings, Inc.” ”
1.2    Parent Surviving Entity. The initial sentence of Section 2.2(a) of the Merger Agreement is hereby amended to read as follows:

“At the Parent Effective Time, the certificate of incorporation of Parent as in effect immediately prior to the Parent Effective Time shall be amended (i) to meet the requirements of Section 251(g)(7)(i)(A) of the DGCL and (ii) to reduce the total number of shares of stock of all classes of stock which the corporation shall have the authority to issue to 1,001 shares, consisting of 1,000 shares of common stock, par value $0.01 per share, and one share of preferred stock, par value $0.01 per share and, as so amended, shall be the certificate of incorporation of the Parent Surviving Entity until thereafter amended as permitted by applicable law.”

Exhibit 2.6

1.3    HSR Refiling Deadline. The date “March 21, 2017” in Section 7.1(b)(ii) of the Merger Agreement is hereby amended to read “May 2, 2017”.

1.4    Law Firm. Sections 7.18(c), Section 8.2(c), and Section 8.3(c) of the Merger Agreement are hereby amended to replace all references to “Norton Rose Fulbright US LLP” with “Baker Botts L.L.P.”

1.5    Notice Address. The notice address for the second copy of notices in Section 10.1 of the Merger Agreement referencing Daniel L. Mark, Esq. is hereby amended to read:

“Daniel L. Mark, Esq.
Baker Botts L.L.P.
910 Louisiana
Houston, TX 77002
dan.mark@bakerbotts.com
Fax: 713.229.7723”

ARTICLE II
MISCELLANEOUS

2.1    Definitions. Unless the context otherwise requires, the capitalized terms used in this Amendment shall have the meanings set forth in the Merger Agreement.

2.2    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

2.3    References. Each reference to this “Agreement” or other similar terms in the Merger Agreement or in any related document shall, unless the context otherwise requires, mean the Merger Agreement as amended by this Amendment.

2.4    Construction. This Amendment shall be governed by all of the provisions of the Merger Agreement, including those relating to construction, enforcement, notices, governing law and others set forth in Article X thereof, which shall be deemed to have been set forth herein, mutatis mutandis, unless the context otherwise requires.

2.5    Ratification. The Merger Agreement, as amended by this Amendment, is in all respects ratified, approved and confirmed. Except as expressly modified by this Amendment, all other terms and conditions of the Merger Agreement shall remain in full force and effect.
(Signature Pages Follow)

Exhibit 2.6

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first referred to above.
COMPANY:
ALON USA ENERGY, INC.
By:/s/ James Ranspot
Name: James Ranspot
Title: SVP, GC and Secretary

PARENT:
DELEK US HOLDINGS, INC.
By:/s Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO

By: /s/ Frederec Green
Name: Frederec Green
Title: EVP & COO

HOLDCO:
DELEK HOLDCO, INC.

By:/s Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO

By: /s/ Frederec Green
Name: Frederec Green
Title: EVP & COO

Exhibit 2.6

PARENT MERGER SUB:
DIONE MERGECO, INC.
By:/s Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO

By: /s/ Frederec Green
Name: Frederec Green
Title: EVP & COO

ASTRO MERGER SUB:
ASTRO MERGECO, INC.
By:/s Assaf Ginzburg
Name: Assaf Ginzburg
Title: EVP & CFO

By: /s/ Frederec Green
Name: Frederec Green
Title: EVP & COO